PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP

Chartered Accountants

601 West Hastings Street, Suite 1400

Vancouver, British Columbia

Canada V6B SA5

Telephone +1 (604) 806 7000

Facsimile +l (604) 806 7664

Auditors' Report

To the Shareholders of

Stream Communications Network, Inc.

We have audited the consolidated balance sheets of Stream Communications Network, Inc. (formerly Trooper Technologies Inc.) as at December 31, 2001 and October 31, 2001 and the consolidated statements of operations and deficit and cash flows for the two-month period ended December 31, 2001 and the year ended October 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2001 and October 31, 2001 and the results of its operations and its cash flows for the two-month period ended December 31, 2001 and the year ended October 31, 2001 in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

/s/ PricewaterhouseCoopers

Chartered Accountants

Vancouver, Canada

February 8, 2002

(except as to note 12, which is as of April 12, 2002)

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our report to the shareholders dated February 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the consolidated financial statements.

PricewaterhouseCoopers

Chartered Accountants

Vancouver, Canada

February 8, 2002

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.